Exhibit 99.1

Beacon Roofing Supply Reports Second Quarter 2016 Results

•	Record second quarter sales of $823.5 million, nearly doubling prior year at 99.3% growth

•	Organic growth of 27.7% in existing markets (31.4% growth in residential roofing)

•	Adjusted EPS of $0.03 (GAAP EPS of ($0.10)) vs. ($0.20) in prior year

•	Second quarter adjusted EBITDA grew to $36.9 million from ($3.6) million in the prior year

•	Record first half sales of $1.8 billion vs. $1.0 billion in prior year (78.4% growth)

HERNDON, VA. — (BUSINESS WIRE) — May 2, 2016 — Beacon Roofing Supply, Inc. (the "Company") (NASDAQ: BECN) announced results today for its second quarter ended March 31, 2016 and first half ended March 31, 2016 of the fiscal year ending September 30, 2016 ("fiscal 2016").

Paul Isabella, the Company’s President and Chief Executive Officer, stated: “I am pleased to announce our outstanding second quarter and first half 2016 results that have Beacon well positioned to achieve another record breaking year. We had record second quarter sales of $823.5 million, nearly doubling the prior year at 99.3% growth. Growth came from our acquisitions, led by RSG, and organically through same-store sales and maturing greenfield operations. Gross margin grew in the quarter by 40 basis points over the prior year, mainly driven from a strong residential mix increase. We also saw very good cost leverage during the quarter. Our balance sheet is strong and we have been able to pay down approximately $50 million of revolving debt while funding approximately $100 million in acquisitions. Inventory has been managed effectively and inventory turns increased to 4.1 compared to 2.9 last year. Our strong cash flow generation and solid EBITDA has helped to reduce our net debt leverage ratio to 3.6 times. Adjusted earnings per share of $0.03 were positive in our historically toughest quarter for the first time since 2012 and were $0.23 better than last year. We are tracking to plan on the RSG synergy attainment, with integration progressing ahead of schedule. The acquisition pipeline is more robust than ever, and we already have made three great acquisitions to start the third quarter. I am enthusiastic about the second half of the year and we will continue to push hard to achieve strong results for our shareholders.”

Second Quarter

Total sales increased 99.3% to a second quarter record of $823.5 million in 2016, from $413.2 million in 2015. Residential roofing product sales increased 113.1%, non-residential roofing product sales increased 95.3%, and complementary product sales increased 67.2% over the prior year. Existing market sales, excluding acquisitions, increased 27.7% for the quarter. The second quarter of 2016 and 2015 had 64 and 63 business days, respectively.

The net loss for the second quarter was ($5.7) million, compared to ($9.8) million in 2015. The second quarter net loss per share was ($0.10), compared to ($0.20) in 2015. Adjusted net income, after removing the impact of non-recurring RSG Acquisition-related costs, was $1.7 million in the second quarter 2016, with adjusted diluted net income per share of $0.03 (see included financial tables for a reconciliation of adjusted net income and adjusted earnings per share). The net income for the quarter was favorably impacted by warmer than normal weather, allowing for higher volumes and gross margins which improved by 40 basis points over the prior year. This was offset by increased operating expenses driven by the incremental costs associated with the RSG acquisition made this fiscal year.

First Half

Total sales increased 78.4% to a first half record of $1.8 billion in 2016, from $1.0 billion in 2015. Residential roofing product sales increased 92.1%, non-residential roofing product sales increased 73.1%, and complementary product sales increased 49.9% over the prior year. Existing market sales, excluding acquisitions, increased 18.3% for the first half. The first half of 2016 and 2015 had 126 and 125 business days, respectively.

Net income for the first half was $1.4 million, compared to $3.1 million in 2015. The first half net income per share was $0.02, compared to $0.06 in 2015. Adjusted net income, after removing the impact of non-recurring RSG Acquisition-related costs, was $26.4 million in the second quarter 2016, with adjusted diluted net income per share of $0.44 (see included financial tables for a reconciliation of adjusted net income and adjusted earnings per share). The net income for the first half was favorably impacted by higher volume and gross margins which improved by 60 basis points over the prior year. This was offset by increased operating expenses driven by the incremental costs associated with the RSG acquisition made this fiscal year.

The Company will host a webcast and conference call today at 5:00 p.m. (EST) to discuss these results. The live webcast of the call, along with a webcast replay after the call, can be accessed at http://ir.beaconroofingsupply.com/events.cfm (the “Events & Presentations” page of the “Investor Relations” section of the Company’s web site). There will be a slide presentation of the results available on that page of the website as well. For those unable to connect to the Internet or who may wish to ask questions, the conference call dial-in number is 720-634-9063. To assure timely access, call participants should call in before 5:00 p.m.

About Beacon Roofing Supply

Founded in 1928, Beacon Roofing Supply, Inc. (NASDAQ: BECN) is the largest publicly traded distributor of residential and commercial roofing materials and complementary building products, operating 369 branches throughout 45 states in the U.S. and six provinces in Canada. To learn more about Beacon and its family of regional brands, please visit www.becn.com.

Forward-Looking Statements: This release contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's latest Form 10-K. In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

BECN-F

Beacon Roofing Supply, Inc.
Joseph Nowicki, 571-323-3940
Executive Vice President & Chief Financial Officer
JNowicki@becn.com

Source: Beacon Roofing Supply, Inc.

BEACON ROOFING SUPPLY, INC
Consolidated Statements of Operations
(unaudited; in thousands, except share and per share amounts)

	Three Months Ended March 31,				Six Months Ended March 31,
	2016*	% of Net Sales	2015	% of Net Sales	2016*	% of Net Sales	2015	% of Net Sales
Net sales	$823,537	100.0%	$413,184	100.0%	$1,800,017	100.0%	$1,009,226	100.0%
Cost of products sold	627,773	76.2%	316,411	76.6%	1,371,065	76.2%	774,888	76.8%
Gross profit	195,764	23.8%	96,773	23.4%	428,952	23.8%	234,338	23.2%
Operating expenses	191,881	23.3%	110,979	26.9%	398,225	22.1%	224,724	22.3%
Income from operations	3,883	0.5%	(14,206)	-3.4%	30,727	1.7%	9,614	1.0%
Interest expense, financing costs and other	13,026	1.6%	2,522	0.6%	29,282	1.6%	5,177	0.5%
Income (loss) before provision for income taxes	(9,143)	-1.1%	(16,728)	-4.0%	1,445	0.1%	4,437	0.4%
Provision (benefit) for income taxes	(3,424)	-0.4%	(6,942)	-1.7%	46	0.0%	1,316	0.1%
Net income (loss)	$(5,719)	-0.7%	$(9,786)	-2.4%	$1,399	0.1%	$3,121	0.3%

Net income (loss) per share:
Basic	$(0.10)		$(0.20)		$0.02		$0.06
Diluted	$(0.10)		$(0.20)		$0.02		$0.06

Weighted average shares used in computing net income (loss) per share:
Basic	59,295,990		49,513,141		59,133,569		49,470,528
Diluted	59,295,990		49,513,141		60,077,852		50,029,935

*	The second quarter 2016 Consolidated Statements of Operations includes $5.5 million of non-recurring charges, $5.7 million of additional amortization for acquired intangibles, and $1.2 million of interest expense, financing costs and other for the recognition of certain costs related to the RSG acquisition. For the six months ended March 31, 2016 Consolidated Statements of Operations includes $25.5 million of non-recurring charges, $11.4 million of additional amortization for acquired intangibles, and $5.0 million of interest expense, financing costs and other for the recognition of certain costs related to the RSG acquisition Management believes the Adjusted Net Income for second quarter 2016 and 6 months ended March 31, 2016 provides a meaningful comparison to prior periods operating results as it adjusts for the impact of the RSG Acquisition.

BEACON ROOFING SUPPLY, INC
Consolidated Balance Sheets
(in thousands)

	March 31, 2016	September 30, 2015	March 31, 2015
ASSETS	(unaudited)	(audited)	(unaudited)
Current assets
Cash and cash equivalents	$14,841	$45,661	$22,956
Accounts receivable, net	490,850	399,732	248,154
Inventories	513,750	320,999	361,317
Prepaid expenses and other current assets	164,624	97,928	73,490
Total current assets	1,184,065	864,320	705,917

Property and equipment, net	147,995	90,405	85,054
Goodwill	1,160,775	496,415	488,324
Intangible assets, net	472,582	87,055	91,650
Other assets, net	1,430	1,233	3,012
TOTAL ASSETS	$2,966,847	$1,539,428	$1,373,957

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$417,994	$244,891	$202,713
Accrued expenses	152,691	124,794	80,546
Borrowings under revolver lines of credit	-	11,240	3,948
Current portion of long-term obligations	12,159	16,320	16,612
Total current liabilities	582,844	397,245	303,819

Borrowings under revolving lines of credit	295,690	-	-
Long-term debt, net of current	722,542	170,200	178,241
Deferred income taxes	102,878	66,500	48,637
Long-term obligations under equipment financing and other,
net of current portion	42,907	22,367	24,779
Total liabilities	1,746,861	656,312	555,476

Commitments and contingencies

Stockholders' equity:
Common stock	595	497	495
Undesignated preferred stock	-	-	-
Additional paid-in capital	678,749	345,934	335,972
Retained earnings	558,804	557,405	498,249
Accumulated other comprehensive loss	(18,162)	(20,720)	(16,235)
Total stockholders' equity	1,219,986	883,116	818,481
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,966,847	$1,539,428	$1,373,957

BEACON ROOFING SUPPLY, INC
Consolidated Statements of Cash Flows
(unaudited; in thousands)

	Six Months Ended March 31,
	2016	2015
Operating activities:
Net income	$1,399	$3,121
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	47,644	16,430
Stock-based compensation	10,696	4,744
Certain interest expense and other financing costs	4,053	543
Gain on sale of fixed assets	(411)	(273)
Deferred income taxes	1,741	287
Adjustment of liability for contingent consideration and other	(280)	181
Changes in assets and liabilities, net of the effects of
businesses acquired:
Accounts receivable	95,150	118,564
Inventories	(2,519)	(50,305)
Prepaid expenses and other assets	(15,815)	(5,007)
Accounts payable and accrued expenses	(61,006)	(25,800)
Net cash provided by operating activities	80,652	62,485

Investing activities:
Purchases of property and equipment	(11,059)	(5,384)
Acquisition of businesses	(941,156)	(69,745)
Proceeds from sales of assets	377	367
Net cash used in investing activities	(951,838)	(74,762)

Financing activities:
Borrowings under revolving lines of credit, net of repayments	292,273	(13,632)
Borrowings under term loan, net of repayments	262,125	(5,625)
Borrowings under Senior Notes	300,000	-
Borrowings/(Repayments) under equipment financing facilities and other	(2,633)	(2,758)
Payment of deferred financing costs	(27,813)	-
Proceeds from exercise of options	15,391	3,171
Excess tax benefit from stock-based compensation	1,630	262
Net cash provided by (used in) financing activities	840,973	(18,582)

Effect of exchange rate changes on cash	(607)	(657)

Net decrease in cash and cash equivalents	(30,820)	(31,516)
Cash and cash equivalents, beginning of period	45,661	54,472
Cash and cash equivalents, end of period	$14,841	$22,956

BEACON ROOFING SUPPLY, INC
Consolidated Sales by Product Line
(unaudited; dollars in thousands)

Consolidated Sales by Product Line
	Three Months Ended March 31,
	2016		2015		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$436,153	53.0%	$204,714	49.5%	$231,439	113.1%
Non-residential roofing products	269,469	32.7%	138,004	33.4%	131,465	95.3%
Complementary building products	117,915	14.3%	70,467	17.1%	47,448	67.2%
	$823,537	100.0%	$413,185	100.0%	$410,352	99.3%

Consolidated Sales by Product Line for Existing Markets*
	Three Months Ended March 31,
	2016		2015		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$253,613	51.4%	$192,991	50.0%	$60,622	31.4%
Non-residential roofing products	155,305	31.5%	123,817	32.0%	31,488	25.4%
Complementary building products	84,514	17.1%	69,529	18.0%	14,985	21.5%
	$493,432	100.0%	$386,337	100.0%	$107,095	27.7%

Existing Market Sales By Business Day**
	Three Months Ended March 31,
	2016		2015		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$3,963	51.4%	$3,063	50.0%	$900	29.4%
Non-residential roofing products	2,427	31.5%	1,965	32.0%	462	23.5%
Complementary building products	1,321	17.1%	1,104	18.0%	217	19.7%
	$7,711	100.0%	$6,132	100.0%	$1,579	25.7%

*Excludes branches acquired during the four quarters prior to the start of the second quarter of Fiscal 2016.
**There were 64 and 63 business days in the quarters ended March 31, 2016 and 2015, respectively.

BEACON ROOFING SUPPLY, INC
Consolidated Sales by Product Line
(unaudited; dollars in thousands)

Consolidated Sales by Product Line
	Six Months Ended March 31,
	2016		2015		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$930,100	51.7%	$484,239	48.0%	$445,861	92.1%
Non-residential roofing products	617,704	34.3%	356,778	35.4%	260,926	73.1%
Complementary building products	252,213	14.0%	168,209	16.6%	84,004	49.9%
	$1,800,017	100.0%	$1,009,226	100.0%	$790,791	78.4%

Consolidated Sales by Product Line for Existing Markets*
	Six Months Ended March 31,
	2016		2015		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$549,691	49.5%	$448,002	47.8%	$101,689	22.7%
Non-residential roofing products	372,983	33.7%	325,106	34.7%	47,877	14.7%
Complementary building products	185,704	16.8%	164,190	17.5%	21,514	13.0%
	$1,108,378	100.0%	$937,298	100.0%	$171,080	18.3%

Existing Market Sales By Business Day**
	Six Months Ended March 31,
	2016		2015		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$4,363	49.6%	$3,584	47.8%	$779	21.7%
Non-residential roofing products	2,960	33.6%	2,601	34.7%	359	13.9%
Complementary building products	1,474	16.8%	1,314	17.5%	160	12.2%
	$8,797	100.0%	$7,499	100.0%	$1,298	17.3%

*Excludes branches acquired during the four quarters prior to the start of the second quarter of Fiscal 2016.
**There were 126 and 125 business days for the six months ended March 31, 2016 and 2015, respectively.

BEACON ROOFING SUPPLY INC
Adjusted Net Income and Adjusted Net Income Per Share[1]
(unaudited; in thousands except per share amounts)

	Three Months Ended March 31,				Six Months Ended March 31,
	2016		2015		2016		2015
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income	$(5,719)	$(0.10)	$(9,786)	$(0.20)	$1,399	$0.02	$3,121	$0.06
Company adjustments, net of income taxes:
RSG Acquisition costs	7,401	0.12	-	-	24,961	0.42	-	-

Adjusted Net Income	$1,682	$0.03	$(9,786)	$(0.20)	$26,360	$0.44	$3,121	$0.06

(1)	The Company’s management believes that “Adjusted Net Income” and “Adjusted Net Income Per Share”, which excludes non-recurring costs related to the RSG acquisition, and incremental amortization of acquired intangibles, are useful to investors because it permits investors to better understand year-over-year changes in underlying operating performance. While management believes Adjusted Net Income and Adjusted Net Income Per Share are useful measures for investors, these are not measurements presented in accordance with United States generally accepted accounting principles (“GAAP”). You should not consider Adjusted Net Income or Adjusted Net Income Per Share in isolation or as a substitute for net income and net loss per share or diluted earnings per share calculated in accordance with GAAP.

BEACON ROOFING SUPPLY, INC.
Adjusted EBITDA[1]
(unaudited; in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2016	2015	2016	2015
Net Income	$(5,719)	$(9,786)	$1,399	$3,121
RSG Acquisition costs[2]	5,452	-	21,154	-
Interest expense, net	13,128	2,522	29,328	5,177
Income taxes	(3,424)	(6,942)	46	1,316
Depreciation and amortization	23,966	8,188	47,637	16,430
Stock-based compensation	3,516	2,389	10,696	4,744
Adjusted EBITDA	$36,918	$(3,630)	$110,261	$30,788

(1)	Adjusted EBITDA is defined as net income plus interest expense (net of interest income), income taxes, depreciation and amortization, adjustments to contingent consideration, stock-based compensation and non-recurring costs related to the RSG acquisition. EBITDA is a measure commonly used in the distribution industry, and we present Adjusted EBITDA to enhance your understanding of our operating performance. Adjusted EBITDA is used in our bank covenants and we use Adjusted EBITDA as an internal performance measurement and as one criterion for evaluating our performance relative to that of our peers. We believe that Adjusted EBITDA is an operating performance measure that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets among otherwise comparable companies. Further, we believe that Adjusted EBITDA is a useful measure because it improves comparability of results of operations, since purchase accounting used for acquisitions can render depreciation and amortization non-comparable between periods. Management uses these supplemental measures to evaluate performance period over period and to analyze the underlying trends in the Company’s business and to establish operational goals and forecasts that are used in allocating resources. We expect to compute our non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

While we believe Adjusted EBITDA is a useful measure for investors, it is not a measurement presented in accordance with United States generally accepted accounting principles, or GAAP. You should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, Adjusted EBITDA has inherent material limitations as a performance measure. It does not include interest expense, because we have borrowed money, interest expense is a necessary element of our costs. In addition, Adjusted EBITDA does not include depreciation and amortization expense. Because we have capital and intangible assets, depreciation and amortization expense is a necessary element of our costs. Adjusted EBITDA also does not include stock-based compensation, which is a necessary element of our costs since we make stock awards to key members of management as an important incentive to maximize overall company performance and as a benefit. Moreover, Adjusted EBITDA does not include taxes, and payment of taxes is a necessary element of our operations. Accordingly, since Adjusted EBITDA excludes these items, it has material limitations as a performance measure. The Company’s management separately monitors capital expenditures, which impact depreciation expense, as well as amortization expense, interest expense, and income tax expense. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

(2)	RSG Acquisition costs reflect all non-recurring charges related to the acquisition (excluding the impact of tax) that are not embedded in other balances of the table. Additional RSG Acquisition costs are included in interest expense, income taxes, depreciation and amortization, and stock-based compensation in the table above.